EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders
Acceptance Insurance Companies Inc.

We consent to the incorporation by reference in Registration Statement No.33-53730 and No.33-68856 on Form S-3 and in Registration Statement No.33-07397, No.33-67180 and No.33-51441 on Form S-8 of Acceptance Insurance Companies Inc. of our reports dated March 13, 1998 appearing in this Annual Report on Form 10-K of Acceptance Insurance Companies Inc. for the year ended December 31, 1997.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Omaha, Nebraska
March 27, 1998